                                             Filed Pursuant to Rule 424(b)(3)

                                             REGISTRATION NO. 333-31795



              PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 20, 1999 TO THE
                        PROSPECTUS DATED JULY 22, 1997 OF
                                 IMMUNOGEN, INC.


     This Prospectus Supplement No. 1 amends the information in the table under the caption "Selling Stockholders" in the Prospectus dated July 22, 1997 by deleting the information as to Brown Simpson, LLC as a Selling Stockholder with respect to 286,939 shares of ImmunoGen, Inc. Common Stock, $.01 par value per share, and substituting therefore the following information:

                                Shares Owned         Number of Shares   Shares Owned After
Selling Stockholder           Prior to Offering       Being Offered          Offering
-------------------           -----------------       -------------     ------------------
                                                                        Number     Percent
                                                                        ------     -------
Brown Simpson ORD                 286,939                286,939           0          *
Investments, LLC

                        --------------------------------

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus dated July 22, 1997.





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